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                                                                    Exhibit 02.2
                       Amendment to Stock Option Agreement

This Amendment to Stock Option Agreement is entered into as of October 2, 2001 and amends that certain Stock Option Agreement (the "Original Agreement") in respect of a grant of an incentive stock option bearing the Grant Number 200000861, by and between Oplink Communications, Inc. (the "Company") and Daryl Eigen (the "Optionee") whereby the Optionee is given an option to purchase up to 100,000 shares (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) of the Company's common stock (the "Option").

Whereas, as a part of the consideration for that certain Release dated October 2, 2001 entered or to be entered into by and between the Optionee and the Company in connection with the termination of the Optionee's employment with the Company (the "Release"), the Board of Directors of the Company adopted a resolution in its August 27, 2001 meeting authorizing an extension of the time during which Optionee can exercise the Option to the extent vested.

Therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. This Agreement shall take effect on the effective date of the Release (the "Effective Date").

2. The parties acknowledge and agree that as of the Effective Date the Optionee shall have vested 25,000 shares covered by the Option (the "Vested Shares").

3. The Optionee shall be entitled to purchase the Vested Shares on or before January 4, 2004.

4. Except as amended by this Amendment, the Option shall remain in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Oplink Communications, Inc.                      Daryl Eigen

/s/ FREDERICK FROMM                              /s/ DARYL EIGEN
---------------------------                      -------------------------------
Frederick Fromm
President

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                       Amendment to Stock Option Agreement

This Amendment to Stock Option Agreement is entered into as of October 2, 2001 and amends that certain Stock Option Agreement (the "Original Agreement") in respect of a grant of an incentive stock option bearing the Grant Number 98-1061, by and between Oplink Communications, Inc. (the "Company") and Daryl Eigen (the "Optionee") whereby the Optionee is given an option to purchase up to 600,000 shares (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) of the Company's common stock (the "Option").

Whereas, as a part of the consideration for that certain Release dated October 2, 2001 entered or to be entered into by and between the Optionee and the Company in connection with the termination of the Optionee's employment with the Company (the "Release"), the Board of Directors of the Company adopted a resolution in its August 27, 2001 meeting authorizing an extension of the time during which Optionee can exercise the Option to the extent vested.

Therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. This Agreement shall take effect on the effective date of the Release (the "Effective Date").

2. The parties acknowledge and agree that as of the Effective Date the Optionee shall have vested 162,500 shares covered by the Option (the "Vested Shares").

3. The Optionee shall be entitled to purchase the Vested Shares on or before January 4, 2004.

4. Except as amended by this Amendment, the Option shall remain in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Oplink Communications, Inc.                      Daryl Eigen


/s/ FREDERICK FROMM                              /s/ DARYL EIGEN
-------------------------------                  -------------------------------
Frederick Fromm
President